                                                           Exhibit 15
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                                       November 6, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


        RE:  Unit Corporation
             Registration on Form S-8 and S-3



We are aware that our report dated October 29, 1996 on our review of interim financial information of Unit Corporation for the three and nine month periods ended September 30, 1996 and 1995 and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1996 is incorporated by reference in the Company's registration statements on Form S-8 (File No.'s 33-19652, 33-44103, 33-49724, 33-64323 and 33-53542). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



              COOPERS & LYBRAND L. L. P.